Exhibit 10.1

WEBSENSE, INC.

DELAYED ISSUANCE STOCK ISSUANCE AWARD AGREEMENT

Pursuant to the Delayed Issuance Stock Issuance Award Grant Notice (“Grant Notice”) and this Delayed Issuance Stock Issuance Award Agreement (“Award Agreement”), Websense, Inc. (the “Corporation”) has awarded you a Delayed Issuance Stock Issuance right pursuant to Article 4 of the Websense, Inc. 2000 Stock Incentive Plan (the “Plan”) for the number of shares of Common Stock (the “Shares”) as indicated in the Grant Notice (collectively, the “Award”).  Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

1.             CONSIDERATION.   Consideration for this Award is satisfied by your services to the Corporation.

2.             VESTING.  Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of your Service.  Any Shares covered by this Award Agreement that have not vested shall be forfeited upon the termination of your Service.

3.             DIVIDENDS.  You shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares covered by your Award, provided that if any such dividends or distributions are paid in Shares, the Fair Market Value of such Shares shall be converted into additional Shares covered by the Award, and further provided that such additional Shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Awards with respect to which they relate.

4.             DISTRIBUTION OF SHARES OF COMMON STOCK.  The Corporation shall deliver to you a number of Shares of the Corporation’s Stock equal to the number of vested Shares subject to your Award, including any additional Shares received pursuant to Section 3 above, on the vesting date or dates provided in your Grant Notice.  Notwithstanding the foregoing, in the event that the Company determines that a sale of shares of Company stock by you on the date the shares subject to the award are scheduled to be delivered to you (the “Original Distribution Date”) would violate the Company’s policy regarding insider trading of the Company’s stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the next date you could sell such shares pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date.

5.             CERTAIN ADJUSTMENTS.  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board (or appropriate committee thereof) may make such adjustments to the number and/or kind of shares of stock or securities subject to this Award and any other provision of this Award affected by such change, as the Board may determine in its sole discretion.

6.             COMPLIANCE WITH LAW.  Under no circumstances shall Shares or other assets be issued or delivered to you pursuant to the provisions of this Award Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

7.             RESTRICTIVE LEGENDS.  The Shares issued under your Award shall be endorsed with appropriate legends, if any, determined by the Corporation.

8.             TRANSFERABILITY.  Your Award is not transferable, except by will or by the laws of inheritance.  Notwithstanding the foregoing, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Shares pursuant to Section 4 of this Award Agreement.

9.             AT WILL EMPLOYMENT.  Nothing in this Award Agreement or in the Plan shall confer upon you any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way your rights, or the rights of the Corporation (or any Parent or Subsidiary employing or retaining you), which rights are hereby expressly reserved by each, to terminate your Service at any time for any reason, with or without cause.

10.          UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of vested Award, you shall be considered an unsecured creditor of the Corporation with respect to the Corporation’s obligation, if any, to issue Shares pursuant to this Award Agreement.  You shall not have voting or any other rights as a stockholder of the Corporation with respect to the Shares purchased pursuant to this Award Agreement until such Shares are issued to you pursuant to Section 4 of this Award Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of the Corporation.  Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Corporation or any other person.

11.          WITHHOLDING OBLIGATIONS.

(a)           On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Corporation, you hereby authorize any required withholding from, at the Corporation’s election, the Shares,  payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Corporation or a Subsidiary, if any, which arise in connection with your Award.

(b)           Unless the tax withholding obligations of the Corporation and/or any Subsidiary are satisfied, the Corporation shall have no obligation to issue a certificate for such Shares.

12.          NOTICES.  Any notice required to be given under this Award Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Award Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Award Agreement.

13.          HEADINGS.  The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

14.          AMENDMENT.  This Award Agreement may be amended only by a writing executed by the Corporation and you which specifically states that it is amending this Award Agreement. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Board (or appropriate committee thereof) by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Delayed Issuance Stock Purchase which is then subject to restrictions as provided herein.

15.          MISCELLANEOUS.

(a)           The rights and obligations of the Corporation under your Award shall be transferable by the Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Corporation’s successors and assigns.  This Award Agreement shall terminate automatically, and all the Shares subject to the Award shall immediately vest in full, in the event of any Corporate Transaction, except to the extent your Award is assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

(b)           You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of your Award.

(c)           You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)           This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)           All obligations of the Corporation under the Plan and this Award Agreement shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

16.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 4 of this Award Agreement shall govern the timing of any distribution of Shares under your Award.  The Board (or appropriate committee thereof) shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) shall be final and binding upon you, the Corporation, and all other interested persons. No member of the Board or committee of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.          EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Delayed Issuance Stock Issuance Award subject to this Award Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Corporation or any Subsidiary except as such plan otherwise expressly provides. The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation’s or any Subsidiary’s employee benefit plans.

18.          GOVERNING LAW.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

19.          SEVERABILITY.  If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

IN WITNESS WHEREOF, the parties have executed and delivered this Award Agreement effective as of the day and set forth below.

WEBSENSE, INC.

By:

Title:

Date:

EMPLOYEE

Signature

Address:

Date:

WEBSENSE, INC.
DELAYED ISSUANCE STOCK ISSUANCE AWARD GRANT NOTICE
(2000 STOCK INCENTIVE PLAN)

Websense, Inc. (the “Corporation”), pursuant to its 2000 Stock Incentive Plan of Websense, Inc. (the “Plan”), hereby awards to Employee a right to purchase the number of shares of Common Stock (the “Shares”) set forth below (the “Award”).  This Award shall be evidenced by a Delayed Issuance Stock Issuance Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, both of which are attached hereto and incorporated herein in their entirety.

Employee:
Date of Grant:
Number of Shares subject to Award:
Consideration:	Participant’s Services

Vesting Schedule:                                           The Shares subject to this Award will vest in accordance with the following schedule:

Additional Terms/Acknowledgements:  The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan.  Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Employee and the Corporation regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Employee under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:

WEBSENSE, INC.		EMPLOYEE:

By:
	Signature		Signature
Title:		Date:

Date:

ATTACHMENTS:                         Award Agreement and 2000 Stock Incentive Plan of Websense, Inc.

1.

Attachment I
Award Agreement

Attachment II
2000 Stock Incentive Plan of Websense, Inc.